Exhibit 16.1
November 5, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Cornerstone Therapeutics Inc.’s Form 8-K dated October 30, 2008 and have the following comments:
1.    We agree with the statements made in paragraphs two, three and four.
2.     We have no basis on which to agree or disagree with the statements made in the first and fifth through thirteenth paragraphs.
Yours truly,
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts